Exhibit 99.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 105 to Registration Statement No. 33-26305 of BlackRock Funds on Form N-1A of our report dated November 22, 2006, appearing in the 2006 Annual Report of BlackRock Funds Index Equity Portfolio on Form N-CSR/A, for the year ended September 30, 2006.  We also consent to the references to us under the headings “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
May 31, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 105 to Registration Statement No. 33-26305 of BlackRock Funds on Form N-1A of our report dated February 26, 2007, relating to the financial statements of  Master S&P 500 Index Series (the “Series”), one of the series constituting Quantitative Master Series Trust, appearing in the Annual Report on Form N-CSR of the Series for the year ended December 31, 2006, and to the references to us under the headings “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
May 30, 2007